Exhibit 99.1

FOR IMMEDIATE RELEASE Contact: Fred Zinn, President and CEO Phone: (914) 428-9098 Fax: (914) 428-4581 E Mail: Drew@drewindustries.com

Drew Industries to Present Webcast of

First Quarter Conference Call on May 3

WHITE PLAINS, N.Y., April 19, 2013 — Drew Industries Incorporated (NYSE: DW), a manufacturer of components for the recreational vehicle and manufactured housing industries, will release its first quarter 2013 financial results before the market opens on Friday, May 3, 2013.

Drew Industries also will host a conference call on Friday, May 3rd at 11 a.m. ET to discuss its results and other business matters. Participation in the question-and-answer session of the call will be limited to institutional investors and analysts. Individual investors, retail brokers and the media are invited to listen to a live webcast of the call on Drew Industries’ website at www.drewindustries.com.

Participating in the conference call will be:

Leigh Abrams, Chairman, Drew Industries

Fred Zinn, President and CEO, Drew Industries

Jason Lippert, CEO and Chairman, Lippert Components, Inc. and Kinro, Inc.

Joe Giordano, CFO and Treasurer, Drew Industries

About Drew

From 29 factories located throughout the United States, Drew, through its wholly-owned subsidiaries, Kinro and Lippert Components, supplies the leading manufacturers of recreational vehicles and manufactured homes. In addition, Drew manufactures components for adjacent industries including buses, trailers used to haul boats, livestock, equipment and other cargo, truck caps, modular housing and factory-built mobile office units,. Drew’s products include steel chassis; vinyl and aluminum windows and screens; slide-out mechanisms and solutions; axles and suspension solutions; furniture and mattresses; thermoformed bath, kitchen and other products; manual, electric and hydraulic stabilizer and lifting systems; chassis components; entry, baggage, patio and ramp doors; entry steps; awnings; electronics; and other accessories. Additional information about Drew and its products can be found at www.drewindustries.com.

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